VALLEY NATIONAL BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 4, 2001

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 4, 2001 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 21 nominees for director listed in the proxy statement.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

      To Vote By Mail
      ---------------

      Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)
      --------------------------------------------

      Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

      To Vote By Internet
      -------------------

      Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

      YOUR CONTROL NUMBER IS -------------------->

                               (see reverse side)

1.    ELECTION OF 21 DIRECTORS

      / / FOR the nominees listed below (except as marked to the contrary below):

      / / FOR ALL nominees except:
      --
------------------------------------------------------------------------------.
                  (Instructions:   To  withhold  authority  to  vote  for  any
          individual  nominee(s)  write  that nominee's name on the above line.)

      / / WITHHOLD AUTHORITY to vote for all nominees listed below:
      --

      Andrew B. Abramson, Charles J. Baum, Pamela Bronander, Joseph Coccia, Jr., Harold P. Cook, III, Austin C. Drukker, Graham O. Jones, Walter H. Jones, III, Gerald Korde, Gerald H. Lipkin, Robinson Markel, Joleen Martin,
      Robert E. McEntee, Richard S. Miller, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Joseph L. Vozza, Spencer B. Witty.

2. In their discretion, upon such other matters as may properly come before the meeting.

                                Dated:  ________________, 2001

                                ___________________________
                                Signature

                                ___________________________
                                Signature

                               (Please sign  exactly as your name  appears.
                               When signing as an executor,  administrator,
                               guardian,  trustee or attorney,  please give
                               your   title  as  such.   If   signer  is  a
                               corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                               PLEASE DATE, SIGN AND RETURN PROMPTLY